EXHIBIT 23.1

Board of Directors

World Surveillance Group Inc.

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation of our report dated June 17, 2013 on our audits of the financial statements of Lighter Than Air Systems Corp. for the year ended December 31, 2012 included in this Current Report on Form 8-K/A.

/s/ Rosen Seymour Shapss Martin & Company LLP

Rosen Seymour Shapss Martin & Company LLP

New York, New York

June 17, 2013